Intersections Inc. to Acquire Direct Marketer of Consumer Insurance Products

Transaction represents Intersections’ expansion into new areas of complementary financial-
related products aimed at consumers

CHANTILLY, Va., Jun 12, 2006 (BUSINESS WIRE) — Intersections Inc. (NASDAQ:INTX), a leading provider of branded and fully-customized identity management solutions, announces its planned acquisition of Chartered Marketing Services, Inc. (CMSI), a privately-held direct marketer of consumer-oriented insurance and membership products, majority-owned by private equity firms Spectrum Equity Investors and TA Associates, both of Boston, and its execution of a definitive merger agreement with CMSI with respect to the planned acquisition.

CMSI distributes its products — primarily accidental death and membership programs for mortgage customers — through large financial institutions as well as directly to individuals. It has marketing relationships with the top 10 mortgage servicers nationwide and recently began offering its products to demand deposit account (DDA) and credit card account holders.

Michael Stanfield, CEO of Intersections, commented on the acquisition: “In 2006 we announced a series of strategic initiatives through which we sought to diversify both our client and product portfolios. We also announced our intention to enter into new market segments where we expect our existing financial products to be readily accepted and allow us to obtain operational efficiencies consistent with our targeted marketing objectives. The acquisition of CMSI meets these criteria. We expect it to leverage our capabilities to expand our growth and efficiently utilize our infrastructure and bring incremental profitable and accretive business to Intersections.”

He continued, “Intersections and CMSI offer different products and services and utilize different marketing channels; therefore the opportunities for cross selling to each company’s existing client base is meaningful. We also obtain a high-quality, expanded sales force with expertise in areas new to us, such as the mortgage industry. Increased interest rates in 2006 provide a period of stability to the mortgage industry’s customer base tenure and an opportunity for aggressive marketing expenditures in the near term.”

In business for 25 years, CMSI is located in Arlington Heights, IL. It currently employs 104 individuals. In 2005 CMSI had revenues of $51 million. CMSI will operate as a subsidiary of Intersections. Robert W. Baird & Co. served as exclusive financial advisor to CMSI.

The aggregate consideration to be paid in connection with the acquisition is approximately $50 million in cash, less any unpaid indebtedness and transaction expenses as of the closing date. Intersections intends to finance the acquisition with advances under a credit facility that it is in the process of negotiating, with existing cash, or with a combination of the credit facility advances and cash. Intersections expects the transaction to close (subject to satisfaction of closing conditions) in July 2006.

Safe Harbor Statement

Certain statements in this press release, which are not historical facts, are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include statements relating to the potential benefits of the acquisition and future plans, results, performance, expectations, achievements and the like and involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the satisfaction of the closing conditions set forth in the definitive merger agreement, the risk that the benefits arising out of the acquisition may be less than anticipated, the Company’s ability to successfully integrate the operations of CMSI into Intersections’ business, the impact of the acquisition on the Company’s financial performance, and the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. The information set forth herein speaks only as of the date hereof, and the Company undertakes no obligation to revise or update any forward-looking statements.

About Chartered Marketing Services Inc.

Chartered Marketing Services, Inc. (CMSI) is a leader in providing value-added consumer services and customized marketing solutions to the financial services industry. Since 1981 CMSI, located in Arlington Heights, IL, has provided end-to-end marketing solutions across multiple channels for a majority of the country’s largest financial institutions and premier insurance companies.

Learn more about Chartered Marketing Services, Inc. at http://www.charteredmarketing.com.

About Intersections Inc.

Intersections Inc. (NASDAQ:INTX) is a leading provider of branded and fully-customized identity management solutions. By integrating its technology solutions with its comprehensive services, Intersections safeguards more than 5 million customers. These customers are primarily received through marketing partnerships and consumer direct marketing of the company’s IDENTITY GUARD(R) brand. Additionally, through majority-owned Screening International LLC, Intersections provides pre-employment background screening services domestically and internationally in partnership with Control Risks Group Holding Limited of the United Kingdom.

Learn more about Intersections Inc. at http://www.intersections.com.

SOURCE: Intersections Inc.

Intersections Inc.
John M. Casey, 703-488-6100
jcasey@intersections.com
or
Edelman
Michael Bruno, 212-704-8232
michael.bruno@edelman.com